UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 9, 2020

Commission File Number:  021-214723

AzurRx BioPharma, Inc.
(Exact name of registrant as specified in its charter.)

Delaware
(State or other jurisdiction of incorporation or organization)
46-4993860
(IRS Employer Identification No.)

760 Parkside Ave., Suite 304, Brooklyn, New York 11226
(Address of principal executive offices)

646-699-7855
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class
Common Stock, par value $0.0001 per share
Trading Symbol(s)
AZRX
Name of exchange on which registered
Nasdaq Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2020, AzurRx BioPharma, Inc. (the "Company") issued a press release announcing the appointment of Gregory Oakes to the Board of Directors effective April 13, 2020. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Mr. Oakes will serve until the Company's 2020 Annual Meeting of Stockholders or until his successor is duly elected and qualified.

Mr. Oakes, age 52, brings over 25 years of pharmaceutical industry and leadership experience and currently serves as Corporate Vice President, Global Integration Lead for Otezla at Amgen where he is responsible for the integration and continued success for sustained growth of the brand with $2 billion in assets. Prior to Amgen from 2017 to 2019, Mr. Oakes served as Corporate Vice President and U.S. General Manager at Celgene, a global biopharmaceutical company which develops and commercializes medicines for cancer and inflammatory disorders. Mr. Oakes also served as the Global Commercial Integration Lead at Celgene where he helped steer the $74 billion acquisition by Bristol-Myers Squibb and the $13.4 billion divestiture of Otezla. From 2010 to 2017, Mr. Oakes held several positions at Novartis, the most recent as Head of Sandoz Biopharmaceuticals, North America. He began his career at Schering-Plough (Merck) where he held executive roles in both the U.S. and Europe. Mr. Oakes holds a bachelor's degree in Marketing and Business Administration from Edinboro University and a M.B.A. from Clemson University. He currently sits on the Board of BioNJ and previously served on various Executive Committees at Celgene, Novartis, and Schering- Plough (Merck).

In connection with his service on the Board of Directors for 2020, Mr. Oakes received an initial grant of options to purchase 80,000 shares of the Company's common stock, par value $0.0001 per share which vests 25% each quarter following the date of the grant, in accordance with the Company's Director Compensation Plan.

There are no arrangements or understandings between Mr. Oakes and any other persons pursuant to which he was elected as a director of the Company. No additional compensation arrangements between the Company and Mr. Oakes have been made. There are no family relationships between Mr. Oakes and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Press Release issued by the Company, dated April 9, 2020.

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release issued by the Company, dated April 9, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AzurRx BioPharma, Inc.

Date:   April 14, 2020
By:	/s/ Daniel Schneiderman

Name: Daniel Schneiderman
Title: Chief Financial Officer